Exhibit 3.1

BYLAWS OF

COSTCO WHOLESALE CORPORATION

Article 1 Offices		1

1.1	Principal Office	1

1.2	Registered Office And Registered Agent	1

1.3	Other Offices	1

Article 2 Shareholders		1

2.1	Annual Meeting	1

2.2	Special Meetings	4

2.3	Notice of Meetings	5

	(a) Notice of Special Meeting	6

	(b) Proposed Articles of Amendment or Dissolution	6

	(c) Proposed Merger, Consolidation, Exchange, Sale, Lease or Disposition	6

	(d) Declaration of Mailing	6

	(e) Waiver of Notice	7

2.4	Quorum	7

2.5	Voting of Shares	7

2.6	Adjourned Meetings	7

2.7	Record Date	7

2.8	Record of Shareholders Entitled To Vote	8

2.9	Action By Shareholders Without A Meeting	8

2.10	Proxies	8

2.11	Organization	8

Article 3 Board of Directors		9

3.1	Management Responsibility	9

3.2	Number of Directors, Qualification	9

3.3	Election	9

3.4	Vacancies	9

3.5	Removal	10

3.6	Resignation	10

3.7	Annual Meeting	10

3.8	Regular Meetings	10

3.9	Special Meetings	10

3.10	Notice of Meeting	10

3.11	Quorum of Directors	11

3.12	Presumption of Assent	11

3.13	Action By Directors Without A Meeting	11

3.14	Telephonic Meetings	11

3.15	Compensation	12

3.16	Committees	12

Article 4 Officers		13

4.1	Appointment	13

4.2	Qualification	13

4.3	Officers Designated	13

	(a) Chairman	13

	(b) President	13

	(c) Executive Vice Presidents	14

	(d) Secretary	14

	(e) Chief Financial Officer	15

	(f) Treasurer	15

4.4	Delegation	15

4.5	Resignation	15

4.6	Removal	15

4.7	Vacancies	15

4.8	Compensation	15

Article 5 Execution of Instruments and Voting of Securities Owned By The Corporation		16

5.1	Execution of Corporate Instruments	16

5.2	Voting of Securities Owned By The Corporation	16

Article 6 Stock		16

6.1	Form and Execution of Certificates	16

6.2	Lost Certificates	17

6.3	Transfers	17

6.4	Registered Shareholders	17

6.5	Execution Of Other Securities	17

Article 7 Books And Records		18

7.1	Books Of Accounts, Minutes And Share Register	18

7.2	Copies Of Resolutions	18

Article 8 Fiscal Year		19

Article 9 Corporate Seal		19

Article 10 Indemnification		19

10.1	Right To Indemnification	19

10.2	Nonexclusivity Of Rights	19

10.3	Insurance, Contracts And Funding	19

10.4	Indemnification Of Officers, Employees And Agents Of The Corporation	20

10.5	Persons Serving Other Entities	20

Article 11 Amendment Of Bylaws		20

BYLAWS OF

COSTCO WHOLESALE CORPORATION

These Bylaws are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington.

ARTICLE 1

OFFICES

1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located at 999 Lake Drive, Issaquah, Washington 98027.

1.2 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.

1.3 OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Washington, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

SHAREHOLDERS

2.1 ANNUAL MEETING

(a) The annual meeting of shareholders shall be held each year at such date, time and place as may be designated by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 23B.07.080 of the Revised Code of Washington (“RCW”). At the meeting, directors shall be elected and any other proper business may be transacted.

(b) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of the notice provided for in this Section 2.1, who is entitled to vote for the election of directors or such other business at the meeting and who has complied with the notice procedures set forth in this Section 2.1.

(c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (b) of this Section 2.1

(i) the shareholder must have given timely notice thereof in writing to the secretary of the Corporation, as provided in this Section 2.1; and

(ii) such business must be a proper matter for shareholder action under the RCW;

(d) To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days before the first anniversary (the “Anniversary”) of the date of the preceding year’s annual meeting of shareholders (or such earlier deadline imposed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of the annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; the Corporation may require, in addition, that any proposed nominee furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominees to serve as a director of the Corporation and whether the nominees would be deemed “independent” under applicable law and rules;

(ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event such business includes a proposal to amend the Articles of Incorporation or Bylaws of the Corporation, the text of such amended Articles or Bylaw), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (C) ) the disclosure of any short positions, any derivative positions, or any other understanding or arrangement that directly or indirectly relates to the Corporation’s securities of such shareholder and such beneficial owner and any affiliate or person acting in concert with either, (D) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business or nomination; and (E) a representation of whether the shareholder or the beneficial owner, if any, on whose behalf the nomination or proposal is made intends or is part of a group that intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees. The information required by this subsection (iii) shall be updated through the date of the annual meeting to reflect any material changes in such positions.

The requirements of this Section 2.1 shall apply to any nomination or other business to be brought before an annual meeting by a shareholder, whether such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation or otherwise.

(e) Notwithstanding anything in this Section 2.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days before the Anniversary, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(f) Only persons nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(g) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h) Nothing in this Section 2.1 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.2 SPECIAL MEETINGS.

(a) Special meetings of the shareholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, or by any shareholders of record owning in the aggregate at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

(b) Only such business shall be conducted at a special meeting of the shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting. In the case of a special meeting called by one or more shareholders the Board of Directors may submit its own proposal or proposals for consideration at the special meeting.

(c) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at a special meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.2. Nominations by shareholders of persons for election to the Board of Directors and the proposal of business by shareholders may be made at such a special meeting of shareholders if the substance of the shareholder’s notice complies with Section 2.1, and the shareholder’s notice has been delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(d) Only persons nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(e) Nothing in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3 NOTICE OF MEETINGS. Except as set forth in subsections (b) and (c) below, all notices of meetings of shareholders shall be sent or otherwise not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders (but, subject to the provisions of the next paragraph of this Section 2.3 and the advance notice provisions of Section 2.1(b), any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

Written notice of any meeting of shareholders shall be given either (a) personally, (b) by first-class mail, (c) by other written means of communication, or (d) by electronic transmission (as defined below) either by the corporation (if the meeting is called by the Board of Directors) or to the corporation (if the meeting is called by a shareholder pursuant to Section 2.2 of these bylaws).

“Electronic transmission by the corporation” includes facsimile transmissions, electronic mail, posting on an electronic message board or network which the corporation has designated for such purpose (together with a separate notice to the shareholder of the posting), or other means of electronic communication, provided such electronic transmission (i) creates a record that is capable of retention, retrieval and review and may otherwise be rendered into clearly legible tangible form and (ii) complies, to the extent applicable, with the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001(c)(1). The corporation may not send notices by electronic transmission to a shareholder unless such shareholder has affirmatively consented to receiving notices by electronic transmission; such shareholder may revoke such consent at any time. Notwithstanding the foregoing, notice shall not be given by electronic transmission to a shareholder if the corporation is unable to deliver two consecutive notices to such shareholder by that means, or the inability to deliver notices electronically to such shareholder becomes known to the secretary, assistant secretary or transfer agent of the corporation, or to any other person responsible for the giving of the notice.

“Electronic transmission to the corporation” includes facsimile or electronic mail directed to the facsimile number or electronic mail address specified by the corporation for such purpose, posting on an electronic message board or network which the corporation has designated for such purpose, or other means of electronic communication, provided that the corporation has put into effect reasonable measures to verify that the sender is the shareholder purporting to send the message, and providing further that such electronic transmission creates a record capable of retention, retrieval and review, and may thereafter be rendered into clearly legible tangible form.

Notices sent by the corporation by mail, facsimile or electronic mail shall be sent charges prepaid and shall be addressed to the shareholder at the mailing, facsimile or electronic mail address of that shareholder, as applicable, appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.

Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication or electronic transmission. If notice is sent via posting on an electronic message board together with a separate notice to the shareholder of the posting, notice shall be deemed to have been validly delivered upon the later of the posting or the delivery of the separate notice.

(a) NOTICE OF SPECIAL MEETING. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the actions sought to be approved at the meeting. No business other than that specified in the notice may be transacted at a special meeting.

(b) PROPOSED ARTICLES OF AMENDMENT OR DISSOLUTION. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or the proposed voluntary dissolution of the corporation, then the written notice shall be given not less than twenty (20) nor more than sixty (60) days before the meeting date and shall state that the purpose or one of the purposes is to consider the advisability thereof, and, in the case of a proposed amendment, shall be accompanied by a copy of the amendment.

(c) PROPOSED MERGER, CONSOLIDATION, EXCHANGE, SALE, LEASE OR DISPOSITION. If the business to be conducted at any meeting includes any proposed plan of merger or share exchange, or any sale, lease, exchange, or other disposition of all or substantially all of the corporation’s property otherwise than in the usual or regular course of its business, then the written notice shall state that the purpose or one of the purposes is to consider the proposed plan of merger or share exchange, sale, lease, or disposition, as the case may be, shall describe the proposed action with reasonable clarity, and, if required by law, shall be accompanied by a copy or a detailed summary thereof; and written notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) nor more than sixty (60) days before such meeting, in the manner provided in Section 2.3 above.

(d) DECLARATION OF MAILING. A declaration of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

(e) WAIVER OF NOTICE. Notice of any shareholders’ meeting may be waived in writing by any shareholder at any time, either before or after the meeting. Except as provided below, the waiver must be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice, or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.4 QUORUM. A quorum shall exist at any meeting of shareholders if a majority of the shares entitled to vote is represented in person or by proxy. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

2.5 VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or these Bylaws, and except as required by law, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the corporation. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number is required by the Articles of Incorporation or the Washington Business Corporation Act.

2.6 ADJOURNED MEETINGS. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is or must be fixed in accordance with the Washington Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

2.7 RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

2.8 RECORD OF SHAREHOLDERS ENTITLED TO VOTE. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of, and number of shares held by, each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholders list, beginning ten days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder’s expense. The shareholders list shall be kept open for inspection during such meeting or any adjournment. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.9 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken shall be signed by all shareholders entitled to vote on the action.

2.10 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

2.11 ORGANIZATION

(a) At every meeting of shareholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority of the Board of Directors, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President or the chairman, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE 3

BOARD OF DIRECTORS

3.1 MANAGEMENT RESPONSIBILITY. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in the Articles of Incorporation or the Washington Business Corporation Act.

3.2 NUMBER OF DIRECTORS, QUALIFICATION. The authorized number of directors of the corporation shall be as specified and set by resolution from time to time by the Board of Directors. Directors need not be shareholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION. Except as provided in Section 3.4 below, directors shall be elected by a plurality of the votes cast at each annual meeting of shareholders, and each director so elected shall hold office until the annual meeting which takes place in the year in which his or her term expires and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Despite the expiration of a director’s term, the director continues to serve until the director’s successor shall have been elected and qualified or until there is a decrease in the number of directors.

3.4 VACANCIES. Any vacancy occurring on the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled by affirmative vote of a majority of the Board of Directors. If the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office, or by a sole remaining director. A director elected to fill any vacancy shall be identified by the class (Class I, II or III as set forth in Article V of the Articles of Incorporation) to which he or she is named and shall hold office until the next shareholders’ meeting at which directors of the class for which such director has been chosen are elected and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.

3.5 REMOVAL. One or more members of the Board of Directors (including the entire Board) may be removed, for cause, at a meeting of shareholders called expressly for that purpose. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

3.6 RESIGNATION. Any director may resign at any time by delivering his written resignation to the Chairman or the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Chairman or Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

3.7 ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof.

3.8 REGULAR MEETINGS. Regular meetings of the Board of Directors or of any committee designated by the Board may be held at such place and such day and hour as shall from time to time be fixed by the Board or committee, without other notice than the delivery of such resolution as provided in Section 3.10 below.

3.9 SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee designated by the Board may be called by the Chairman, the President or any director or committee member, to be held at such place and such day and hour as specified by the person or persons calling the meeting.

3.10 NOTICE OF MEETING. Notice of the date, time, and place of all special meetings of the Board of Directors or any committee designated by the Board shall be given by the Secretary, Assistant Secretary, or by the person calling the meeting, by mail, private carrier, telegram, facsimile transmission, or personal communication over the telephone or otherwise, provided such notice is received at least two (2) days prior to the day upon which the meeting is to be held.

Notice of any meeting of the Board of Directors or any committee designated by the Board need not be given to any director or committee member if it is waived in a writing signed by the director entitled to the notice, whether before or after such meeting is held.

A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation or these Bylaws.

Any meeting of the Board of Directors or any committee designated by the Board shall be a legal meeting without any notice thereof having been given if all of the directors or committee members have received valid notice thereof, are present without objecting, or waive notice thereof in a writing signed by the director and delivered to the corporation for inclusion in the minutes or filing with the corporate records, or any combination thereof.

3.11 QUORUM OF DIRECTORS. A majority of the number of directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.10 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.12 PRESUMPTION OF ASSENT. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent or abstain shall not be available to any director who voted in favor of such action.

3.13 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting, provided that all members of the board or committee individually or collectively evidence such action by one or more consents executed by each director either before or after the action taken, and delivered to the corporation. Each such consent shall be set forth in an executed record or in an executed electronic transmission to the corporation, as such term is defined in Section 2.3 of these Bylaws. Such action by consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee. Such consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

3.14 TELEPHONIC MEETINGS. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting.

3.15 COMPENSATION. The directors and committee members may be paid their expenses, if any, or a fixed sum or a stated salary as a director or committee member for attendance at each meeting of the Board or of such committee as the case may be. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

3.16 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board, may from time to time designate from among its members one or more committees, each of which must have two (2) or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

(b) approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders;

(c) fill vacancies on the Board of Directors or on any of its committees;

(d) adopt any amendment to the Articles of Incorporation;

(e) adopt, amend or repeal these Bylaws;

(f) approve a plan of merger; or

(g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

Meetings of such committees shall be governed by the same procedures as govern the meetings of the Board of Directors. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the corporation.

ARTICLE 4

OFFICERS

4.1 APPOINTMENT. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board of Directors meeting conveniently may be held. Except in the case of death, resignation or removal, each officer shall hold office at the pleasure of the Board of Directors until the next annual meeting of the Board and until his successor is appointed and qualified.

4.2 QUALIFICATION. None of the officers of the corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.

4.3 OFFICERS DESIGNATED. The officers of the corporation shall include a Chairman of the Board of Directors, a President and Chief Executive Officer, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, including but not limited to, one or more Executive Vice Presidents (each of whom shall also be an executive officer), a Secretary, a Treasurer, and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be deemed necessary may be appointed by the Board of Directors.

(a) CHAIRMAN. The Chairman shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers commonly incident to his office and as the Board may prescribe. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The Chairman may only be appointed or removed by action of a majority of the entire Board of Directors.

(b) PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the direction and control of the Board of Directors, shall supervise and control all of the assets, business, and affairs of the corporation. The President shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by the Board, and shall execute all bonds, mortgages, contracts and other instruments of the corporation requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. The President shall, unless a Chairman has been appointed and is present, preside at all meetings of the shareholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The President may only be appointed or removed by a majority of the entire Board of Directors.

(c) EXECUTIVE VICE PRESIDENTS. At the request of the President or in his absence or his inability to act (and if there be no Chairman of the Board of Directors), an Executive Vice President designated by a majority of the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Executive Vice President (including any Senior Executive Vice Presidents) shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Executive Vice President, the Board of Directors shall designate the officer of the corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(d) SECRETARY. The Secretary shall:

(i) keep the minutes of meetings of the shareholders and the Board of Directors in one or more books provided for that purpose;

(ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(iii) be custodian of the corporate records and seal of the corporation, if one be adopted;

(iv) keep a register of the post office address of each shareholder and director;

(v) sign with the President, or the Chairman, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(vi) have general charge of the stock transfer books of the corporation; and

(vii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

(e) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller, or other officer of the corporation, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) TREASURER. Subject to the direction and control of the Board of Directors, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; and, at the expiration of his term of office, he shall turn over to his successor all property of the corporation in his possession.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.4 DELEGATION. In case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or director or other person whom it may select.

4.5 RESIGNATION. Any officer may resign at any time by delivering written notice to the corporation. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later date. Unless otherwise specified in the notice, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

4.6 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.

4.7 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board of Directors.

4.8 COMPENSATION. Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board of Directors, or by the President to the extent such authority may be delegated to him by the Board of Directors. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he is also a director of the corporation.

ARTICLE 5

EXECUTION OF INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

5.1 EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

5.2 VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President.

ARTICLE 6

STOCK

6.1 FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.2 LOST CERTIFICATES. The corporation may issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

6.3 TRANSFERS

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act.

6.4 REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.

6.5 EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 6.1), may be signed by the Chairman of the Board of Directors, the President, any Executive Vice President or Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE 7

BOOKS AND RECORDS

7.1 BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles of Incorporation and all amendments to them currently in effect; the Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.

7.2 COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President, Secretary or Assistant Secretary.

ARTICLE 8

FISCAL YEAR

The fiscal year of the corporation shall be set by the Board of Directors.

ARTICLE 9

CORPORATE SEAL

The Board of Directors may adopt a corporate seal for the corporation which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words “corporate seal”.

ARTICLE 10

INDEMNIFICATION

10.1 RIGHT TO INDEMNIFICATION. The power, right and obligation of the corporation to indemnify any director of the corporation shall be as set forth in Article VII of the Articles of Incorporation.

10.2 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of expenses conferred in Article VII of the Articles of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors, contract or otherwise.

10.3 INSURANCE, CONTRACTS AND FUNDING. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as an agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of Article VII of the Articles of Incorporation and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Article VII of the Articles of Incorporation.

10.4 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to officers, employees and agents of the corporation with the same scope and effect as the provisions of Article VII of the Articles of Incorporation with respect to the indemnification and advancement of expenses of directors of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

10.5 PERSONS SERVING OTHER ENTITIES. Any individual who is or was a director, officer or employee of the corporation who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan or (c) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Article VII of the Articles of Incorporation.

ARTICLE 11

AMENDMENT OF BYLAWS

11.1 These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, except that the Board of Directors may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board of Directors. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the shareholders.

The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors, of Costco Wholesale Corporation, on the 28th day of April, 2009, and the Secretary of the corporation was empowered to authenticate such Bylaws by his signature below.

/s/ Joel Bendiel
Secretary

As Amended April 2009